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                                                                   EXHIBIT 10.31

                                 LEASE AGREEMENT


This Lease, made this 25th day of May 2000, by and between Barry N. Jones, first party, (hereinafter called "Landlord"), and Emissions Testing, Inc., second party, (hereinafter called "Tenant").

                                   WITNESSETH:

         1) PREMISES - The landlord for and in consideration of the rents, covenants, agreements and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and take upon the terms and conditions which hereinafter appear the following described property (hereinafter called premises), to wit: and being known as 400 Colony Park, Building 104, Suite 600, Cumming 30041.

         2) TERMS - To have and to hold the same for a term of One (1) Year with 5% escalation per year beginning on the 1st day of June 2000, and ending on the 31st day of May, 2001 at midnight, unless sooner terminated as hereinafter provided. Tenant shall have, at tenants sole option, the right to extend this lease agreement for and additional (1) year from the date of expiration.

         3) RENTAL - Tenant agrees to pay Landlord promptly by the 1st day of each month during the term of this Lease, a monthly rental of: $1,195.00 (includes water, sewer and garbage collection), the last month's rental will be paid on the first day of the last month. Payment to be made to:

                                 Barry N. Jones
                    400 Colony Park, Building 104, Suite 100
                                Cumming, GA 30041

         4) LATE PAYMENTS AND RETURNED CHECKS - Time is of the essence of this agreement, and if Landlord elects to accept rent after the fifth (5th) day of the month, a late charge of ten percent (10) will be due as additional rent. In the event Tenant's rent check is dishonored by the bank, Tenant agrees to pay Landlord $35.00 as a handling charge, and if appropriate, the late charge. Returned checks must be redeemed by cashier's check, certified check or money order. In the event more than one check is returned, Tenant agrees to pay all future rents and charges in the form of cashier's check, certified check or money order.

         5) SECURITY DEPOSIT - Tenant agrees to deposit 500.00 with Landlord before taking possession of office space, as security for Tenant's fulfillment of the conditions of this agreement. Deposit will be returned to Tenant within thirty (30) days after Lease termination if:

                  a) Lease term has expired or agreement has been terminated by both parties; and

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                  b) All monies due Landlord by Tenant have been paid; and

                  c) Premises is not damaged and is left in its original condition, normal wear and tear expected. Deposit may be applied by management to satisfy all or part of Tenant's obligation and such act shall not prevent Landlord from claiming damages in eccess of deposit. Tenant agrees deposit will not be applied to any rent payment. Tenant also agrees to pay $75.00 for rekeying locks if all keys are not returned. Tenant acknowledges that he has been given a list of any existing damages to office suite; given the right to inspect same, and has approved said list except as previously specified in writing to Landlord.

         6) USE/ABANDONMENT OF PREMISES - Premises shall be used for business purposes and no other. Premises shall not be used for any illegal purposes, nor in any manner to vitiate the insurance or increase the rate of insurance on the premises; nor in any manner to create any nuisance or trespass. Tenant agrees not to abandon or vacate leased premises during the period of this lease, and agrees to use said premises for purposes herein leased until the expiration hereof.

         7) REPAIRS BY LANDLORD - Landlord agrees to keep in good repair the roof, foundations and exterior walls of the premises and underground utility and sewer pipes outside the exterior walls of the building, except repairs rendered necessary by the negligence of Tenant, its agents, employees or invitees. Landlord gives to Tenant exclusive control of premises, and shall be under no obligation to inspect said premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to report such defects shall make Tenant responsible to Landlord for any liability incurred by landlord by reason of such defects. Landlord also agrees to maintain and to repair, as necessary, all internal systems including heating, air conditioning, all wiring, all plumbing, and all systems such as burglar alarm, music systems, etc., if these systems exist.

         8) REPAIRS BY TENANT - Tenant accepts the leased premises in its present condition and as suited for the uses intended by Tenant. Tenant agrees to return said premises to Landlord at the expiration, or prior to termination of this Lease, in as good condition as when first received, natural wear and tear, damage by storm, fire, lightening, earthquake, or other casualty alone excepted. Tenant shall make no repairs, improvements, or alterations to the premises, without the prior written consent of Landlord.

         9) INDEMNITY - Tenant agrees to indemnify and save harmless the Landlord against all claims for damages to persons or property by reason of the use of occupancy of the leased premises, and all expenses incurred by Landlord because thereof, including attorney's fees and court cost.

         10) GOVERNMENTAL ORDERS - Tenant agrees, at his own expense to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of said premises. Landlord agrees to promptly comply with any such requirements if not made necessary by reason of Tenant's occupancy. Tenant shall be solely responsible for all cost incurred due to changes required to the premises in accordance with Public Law 101-336. It is mutually agreed, however, between Landlord and Tenant, that if


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in order to comply with such  requirements,  the cost to Landlord or Tenant,  as the case may be, shall exceed a sum equal to one year's rent, then Landlord or tenant who is obligated to comply with such requirements, is privileged to terminate this Lease by giving written notice of termination to the other party, by registered mail, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by party giving such notice unless party
receiving  such  notice  of  termination  shall,   before  termination   becomes
effective, pay to party giving notice all cost of compliance in excess of one year's rent, or secure payment of said sum in manner satisfactory to party giving notice.

         11) CONDEMNATION - If the whole of the leased premises, or such portion thereof, as will make premises unusable for the purposes herein leased, be condemned by any legally constituted authority for any public use or purpose, then in either of said events the term hereby granted shall cease from the date when possession thereof is taken by public authorities, and rental s hall be accounted for as between Landlord and Tenant as of said date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant nor the Landlord shall have any rights in any award made to the other by condemnation authority notwithstanding the termination of the lease as herein provided. Landlord agrees to pay to agent from the award made to Landlord under condemnation, the balance of lease commission, reduced to then present cash value, as provided Paragraph 4 hereof, and agent may become a party to the condemnation proceeding for the purpose of enforcing its rights under this paragraph.

         12) ASSIGNMENT AND SUBLETTING - Tenant may sublease portions of the leased premises to others provided such sublessee's operation is a part of the general operation of Tenant and under the supervision and control of Tenant, and provided such operation is within the purposes for which said premises shall be used. Except as provided in preceding sentence, Tenant shall not, without the prior written consent of Landlord endorsed hereon, assign this Lease or any interest hereunder, or sublet premises or any part thereof, or permit the use of premises by any party other than Tenant. Consent to any assignment or sublease shall not destroy this provision, and all later assignments or subleases shall be made likewise only on the prior written consent of Landlord. Assignee of Tenant, at option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by tenant shall relieve Tenant of any liability hereunder.

         13) REMOVAL OF FIXTURES - Tenant may, if not in default hereunder, prior to the expiration of this lease, or any extension hereof, remove all fixtures and equipment which he has been placed in premises, provided Tenant repairs all damages to premises caused by such removal.

         14) CANCELLATION OF LEASE BY LANDLORD - It is mutually agreed that in the event the Tenant shall default in the payment of rent, including additional rent, herein reserved, when due, and fails to cure said default within five (5) days after written notice thereof from Landlord; or if Tenant shall be in default in performing any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure such default


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within thirty (30) days after the date of receipt of a written notice of default from Landlord; or if Tenant is adjudicated bankrupt; or if a permanent receiver is appointed for Tenant's property and such receiver is not removed within sixty
(60) days after written notice from Landlord to Tenant to obtain such removal;
or if, whether voluntarily or involuntarily, Tenant takes advantage of any debtor relief proceedings under any present or future law, whereby the rent or any part thereof is or is proposed to be, reduced or payment thereof deferred;
or if Tenant makes an assignment for benefits of creditors; or if Tenant's effects should be levied upon or attached under process against Tenant, not satisfied or dissolved within (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof; then and in any of said events, Landlord at his option may at once, or within six (6) months thereafter (but only during continuance of such default or condition), terminate this Lease by written notice to Tenant; whereupon this Lease shall end. After an authorized assignment or subletting of the entire premises covered by this Lease, the occurring of any of the foregoing defaults or events shall affect this Lease only if caused by, or happening to, the assignee or sublessee. It is expressly agreed that in the event of default by tenant hereunder, Landlord shall have a lien upon all equipment, furniture, chattels, or other personal property of any description belonging to the tenant which are placed in or become a part of the Lease premises, and Tenant hereby grants unto the Landlord a security interest in all such personal property placed in said leased premises.

         Further, in the event of any default including the nonpayment of rent by Tenant, Landlord is authorized to re-enter the premises, seize and take immediate possession of said personal property and to sell the property at public or private sale with ten (10) days prior notice of such sale to Tenant. The proceeds of such sale shall first be applied to the necessary expenses of removing, storing, and selling such property and to repair any damages to premised caused by Tenant, then to the payment of any rent which is due or to become due under this Lease. Any notice provided in this paragraph may be given by Landlord, or his attorney, or agent herein named. Upon such termination by Landlord, Tenant will at once surrender possession of the premises to Landlord, and Landlord may forthwith reenter the premises and repossess himself thereof, and remove all persons and effects therefrom, using such forces as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

         15) EXTERIOR SIGNS - Tenant shall place no signs upon the outside walls or roof of the leased premises, except with the written consent of the landlord. Any and all signs placed on the herein leased premises by Tenant shall be maintained in compliance with rules and regulations governing such signs and the Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of such signs, and Tenant agrees upon removal of said signs to repair all damage incident to such removal.

         16) ENTRY FOR CARDING, ETC. - Landlord may card premises "For Rent" or "For Sale" sixty (60) days before the termination of this lease. Landlord may enter the premises at reasonable hours to exhibit same to prospective purchasers or Tenants and to make repairs required of landlord under the terms thereof, or to make repairs to Landlord's adjoining property, if any.


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         17) EFFECT OF TERMINATION OF LEASE - No termination of this Lease, prior to the normal ending thereof, by lapse of time or otherwise, shall effect the Landlord's right to collect rent for the period prior to termination thereof.

         18) MORTGAGEE'S RIGHTS - Tenant's rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the premises by Landlord.

         19) NO ESTATE IN LAND - This contract shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord's consent.

         20) HOLDING OVER - If Tenant remains in possession of premises after expiration of the term hereof, with landlord's acquiescence and without any express agreement of parties, Tenant shall be a Tenant at will at a rental rate one and one half (1 1/2) times that in effect at time of end of lease; and there shall be no renewal of this Lease by operation of law.

         21) ATTORNEY'S FEES AND HOMESTEAD - If any rent owing under this Lease is collected by or through an attorney at law, Tenant agrees to pay an additional fifteen percent (15%) thereof for attorney's fees, Tenant waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this Lease. Tenant hereby assigns to Landlord his homestead and exemption.

         22) RIGHTS CUMULATIVE - All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

         23) SERVICE OF NOTICE - Tenant hereby appoints as his agent to receive service of all dispossessory or distraint proceedings, and notices hereunder, and all notices required under this Lease, the person in charge of leased premises at the time, or occupying said premises, and if no person is in charge of, or occupying said premises, then such service or notice may be made by attaching the same on the main entrance to said premises. A copy of all notices under this Lease also shall be sent to tenants last known address, if different from said premises.

         24) WAIVER OF RIGHTS - No failure of Landlord to exercise any power given to Landlord hereunder, or to insist upon strict compliance by Tenant with his obligation hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof.

         25) TIME OF ESSENCE - Time is of the essence in this agreement.

         26) DEFINITIONS - "Landlord" as used in this lease shall include first party, his heirs, representatives, assigns and successors in title to premises. "Tenant" shall include second party, his heirs and representatives, and if this Lease validly assigned or sublet, shall include also "Tenant assignees or subleasees," as to premises covered by such assignment or sublease.


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"Landlord"  and "Tenant"  shall  include  male and female,  singular and plural, corporation, partnership or individual as may fit the particular parties.

         27) RIGHT OF REFUSAL - Tenant shall have the first right of refusal to renew Lease on premises for an additional one (1) year from expiration date. Renewal rate shall be at an additional five percent (5%) of last year.

         28) DESTRUCTION OF, OR DAMAGE TO, PREMISES - If premises are totally destroyed by storm, fire, lightening, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If premises are damaged, but not wholly destroyed by any such casualties, rental shall abate in such proportion as to use of premises has been destroyed, and Landlord shall restore premises to substantially the same condition as before damage as speedily as is practicable, whereupon full rental shall commence.

         29) LIABILITY INSURANCE - Tenant hereby agrees to carry comprehensive general liability insurance in an amount no less than $300,000 per bodily injury and property damage liability. Said coverage shall name Landlord as an additional named insured. Tenant shall provide to Landlord certificates of insurance evidencing such coverage.

         30) SPECIAL STIPULATIONS - Insofar as the following stipulations conflict with any of the foregoing provisions, the following shall control:

                  a) Tenant shall not at any time use the leased premises, grounds or parking areas serving the leased premises in any manner, or permit any condition to exist which would constitute a nuisance or otherwise interfere with the safety, comfort, or convenience of the Landlord or any other occupants of the building on which the leased property is located, or their employees or customers. Upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall within five (5) days thereafter, cease such use, and if such use or condition is not so remedied, then Landlord may treat such failure on the part of Tenant to cease such use or remedy such condition as a material default on the part of Tenant hereunder.

                  b) All Security Deposits are to be held by Barry N. Jones, Escrow Account. All parties herein agree that said escrow account is an interest bearing account, which interest will inure solely to the benefit of Barry N. Jones. Rental payments shall be forwarded to the Landlord, and need not be deposited in a designated escrow account.

                  c) All interior and exterior building maintenance, including repairs to all HVAC and electric-mechanical systems (excluding Tenant's telephone system), are to be paid by the Landlord. Tenant shall be responsible for any and all repairs necessitated by abuse or negligence by the Tenant. Janitorial services and expendable items are the Tenant's responsibility.


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                  d) Tenant agrees to notify in writing Landlord or Landlord's agent at least sixty (60) calendar days prior to the expiration of this lease, whether or not Tenant intends to renew this lease.


           Landlord: /s/ Barry N. Jones          Date 6-15-00
                     -------------------------       --------------------
                     Barry N . Jones


           Landlord: /s/ William Estroff         Date 6-1-00
                     -------------------------       --------------------





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